Exhibit 10.5

THIS CONSULTING SERVICES AGREEMENT (this “Agreement”), is effective as of July 28th , 2005 between Mark Theriot (Consultant) residing at , 2170 E Northern Ave. Kingman, AZ 86401, and Material Technologies, Inc., Inc. (the “Company”) having an office at 11661 San Vicente Blvd, Suite 707 Los Angeles, Ca 90049, and has been entered into with reference to the following facts:

1. Services. (a)  Subject to the terms and conditions of this Agreement, the Company hereby engages the Consultant, and Consultant hereby accepts the engagement, to approach major and minor airframe repair stations and introduce the NDT equipment technology to new potential clients. This engagement is not exclusive; the Company may engage other Consultants to perform any or more Services and the Consultant may provide any Service to other claims.

2. Compensation and Expenses.  Company shall provide Consultant with 250,000 shares of Material Technologies S-8 Stock, Symbol (MTNA)

3. Employee Benefit Plans. Because Consultant is a Consultant to and not an employee of the Company, Consultant shall not be entitled to participate in receive any of the benefits that the Company provides to its employees at any time during or after the effective date of this Agreement.

4. Successors and Assigns. This Agreement is binding upon and inures to the benefit of the Company and its affiliates, successors and assigns and is binding upon and inures to the benefit of Consultant and his successors and assigns; provided that in no event shall Consultant's obligations to perform the Services be delegated or transferred by Consultant without the prior written consent of the Company.

5. Term. This Agreement shall commence on the date hereof and, unless otherwise provided herein, the duration of this Agreement shall be 12 Months and may be extended as agreed to by Company and Consultant

6. Termination.  The Company may terminate this Agreement for any reason at the expiration of three months, and thereafter upon ten (10) days written notice. Upon such termination the consultant shall return the shares on a pro-rata basis.

7. Independent Contractor Relationship. Consultant and the Company are independent contractors and nothing contained in this Agreement shall be construed to place them in the relationship of partners, principal and agent, employer/employee or joint ventures. Neither party shall have the power or right to bind or obligate the other party, nor shall it hold itself out as having such authority.

8. Confidentiality.  Consultant acknowledges that as a consequence of its relationship with the Company, it may be given access to confidential information which may include the following types of information; financial statements and related financial information with respect to the Company and its subsidiaries (the “Confidential Financial Information”), trade secrets, products, product development, product packaging, future marketing materials, business plans, certain methods of operations, procedures, improvements, systems, customer lists, supplier lists and specifications, and other private and confidential materials concerning the Company’s business (collectively, “Confidential Information”).

Consultant covenants and agrees to hold such Confidential Information strictly confidential and shall not  divulge the Confidential Information to any potential purchaser of the Company Shares.  Further, Consultant shall refrain from allowing such information to be used in any way for its own private or commercial purposes.  Consultant further agrees that upon termination or expiration of this Agreement, it will return all Confidential Information and copies thereof to the Company and will destroy all notes, reports and other material prepared by or for it containing Confidential Information.  Consultant understands and agrees that the Company might be irreparably harmed by violation of this Agreement and that monetary damages may be inadequate to compensate the Company.  Accordingly, the Consultant agrees that, in addition to any other remedies available to it at law or in equity, the Company shall be entitled to injunctive relief to enforce the terms of this Agreement.

Notwithstanding the foregoing, nothing herein shall be construed as prohibiting Consultant from disclosing any Confidential Information (a) which at the time of disclosure, Consultant can demonstrate either was in the public domain and generally available to the public or thereafter becomes a part of the public domain and is generally available to the public by publication or otherwise through no act of the Consultant; (b) which Consultant can establish was independently developed by a third party who developed it without the use of the Confidential Information and who did not acquire it directly or indirectly from Consultant under an obligation of confidence; (c) which Consultant can show was received by it after the termination of this Agreement from a third party who did not acquire it directly or indirectly from the Company under an obligation of confidence; or (d) to the extent that the Consultant can reasonably demonstrate such disclosure is required by law or in any legal proceeding, governmental investigation, or other similar proceeding.

Furthermore, Consultant understands and agrees that the information to be released to any outside party will only include information readily available through the Company’s news releases and/or website and no other information. Any other information will have to be approved by the Company in written prior to its issuance.

9. Hold Harmless. Each party shall conduct themselves at all times in accordance with the highest standards of professional conduct and responsibility and each hereby indemnifies and saves harmless the other from each and every and all losses, claims, demands, obligations, liabilities, indebtedness and causes of action of every kind, type, nature or description whatsoever, whether known or unknown, as if expressly set forth and described herein, which either party may incur, suffer, become liable for, or which may be asserted or claimed against the other party as a result of the acts, errors or omissions of the other party.

10. Notice. For the purpose of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given (i) when delivered, if personally delivered, (ii) when sent by facsimile transmission, when receipt therefore has been duly received, or (iii) when mailed by United States registered mail, return receipt requested, postage prepaid, or by recognized overnight courier, addressed set forth in the preamble to this Agreement or to such other address as any party may have furnished to the other in any writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

11. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by authorized officers of each party. No waiver by either party hereto of or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Either party hereof has made no agreements or representations, oral or otherwise, express or implied, with respect to the subject matter that are not set forth expressly in this Agreement. The internal laws of the State of Nevada shall govern the validity, interpretation, construction and performance of this Agreement. Any controversy arising under or in relation to this Agreement shall be settled by binding arbitration in Las Vegas Nevada in accordance with the laws of the State of Nevada and the rules of the American Arbitration Association.  .

12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

13. Severability. If in any jurisdiction, any provision of this Agreement or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability, without invalidating the remaining provisions hereof and without affecting the validity or enforceability of such provision in any other jurisdiction or its application to other parties or circumstances. In addition, if any one or more of the provisions contained in this Agreement shall for any reason in any jurisdiction be held to be excessively broad as to time, duration, geographical scope, activity or subject, it shall be construed, by limiting and reduction it, so as to be enforceable to the extent compatible with the applicable law of such jurisdiction as it shall then appear.

14. Non-Disclosure/ Non-Circumvention. Neither Consultant nor Company shall directly or indirectly make known to any person, firm, or corporation the names or addresses of any of the customers of the other party or any other information pertaining to them or call on, solicit, take away, or attempt to call on, solicit, or take away any of the customers of the other party on whom they became acquainted during the term of this Agreement, either for himself or for any other person, firm, or corporation. Additionally, both Consultant and Company agree not to engage or participate in any trade or business competing with or similar in nature to the business of the other party for a period of Three (3) years following termination

15. No Brokerage Services. Company acknowledges that Consultant is not a broker-dealer or underwriter and does not provide services directly or indirectly related to the offering, issuance or sale of securities by the Company. Consultant pursuant to this agreement, is engaged in consulting, any of the compensation rendered to Consultant by virtue of its performance of services delineated in this Agreement is entirely independent of any securities related transaction, offering, issuance, broker/dealer or legal related services which other parties necessary to be involved in the activities contemplated herein will engage.  The Consultant represents and warrants to the Company that the Consultant is not required to register as a broker or dealer to provide the Services

16. Miscellaneous Provisions. The parties agree that the following general provisions shall apply to this Agreement

17. Miscellaneous Provisions. The parties agree that the following general provisions shall apply to this Agreement.

a)      Agreement to Perform Necessary Acts. Each party to this Agreement agrees to perform any further acts reasonably required under the terms of this Agreement and to execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

b)      Effect of Waiver. Failure to insist on strict compliance with any of the terms, covenants, or conditions of this Agreement shall not be deemed a waiver of that term, covenant, or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of the right or power for all or any other times. Except as otherwise provided herein, no claim of waiver, consent or acquiescence with respect to any provision of this Agreement shall be made against either party except on the basis of a written instrument executed by or on behalf of such party. Any party shall have the unilateral right by written instrument to waive any condition or extend the time for performance of any condition or act to be performed for its benefit or approval, and a waiver of any condition, right or remedy shall not be deemed a waiver of any other condition, right or remedy. The waiver by any party of the performance of any covenant, condition or promise shall not invalidate this Agreement nor shall it be considered a waiver by it of any other covenant, condition or promise. The exercise of any remedy provided in this Agreement shall not be a waiver of any consistent remedy provided by law, and the provision of this Agreement for any remedy shall not exclude other consistent remedies unless they are expressly excluded. The waiver of any breach of this Agreement by either party shall not constitute a continuing waiver or a waiver of any subsequent breach either of the same provision or any other provision of this Agreement.

c)      Construction. This Agreement shall be construed as a whole and in accordance with its plain meaning. The organization of this Agreement is for convenience only and shall not be used in construing the meaning of the provisions of this Agreement

d)      Headings and Titles. The title headings of the respective sections and paragraphs of this Agreement are inserted for convenience and ease of reference only and shall not be deemed to be part of this Agreement or do not define, limit, augment or describe the scope, content or intent of this Agreement or any part or parts of this Agreement.

e)      Gender. When the context in which the words are used in this Agreement indicates that such is the intent, the singular and plural number shall be deemed to include the other, and, the masculine, feminine and neuter genders shall be deemed to include the other.

f)       Facsimile Transmission. In the event that any person utilizes a "facsimile" transmission, including but not limited to signed documents, the parties agree to accept the same as if they bore original signatures. The parties hereby agree to provide the other parties, within ten (10) business days of transmission, such facsimile transmitted documents bearing the original signature, if any.

g)      Time is of Essence. Time is expressly declared to be of the essence of this Contract.

h)      Computation of Time. All periods of time referred to herein shall include all Saturdays and Sundays and State or National holidays, unless the period of time specifies business days. A business day is any day other than Sunday and State or National holidays. Notwithstanding the foregoing, however, if the date for the last date to perform any act or giving any notice with respect to this Agreement shall fall on a Saturday, Sunday or State or National holiday, such act or notice may be timely performed or given on the next succeeding day which is not a Saturday, Sunday or State or National holiday. The time to perform any act or give any notice shall include twenty-four hours within each day unless expressly provided otherwise.

i)        This Agreement shall be interpreted and construed under the laws of the State of California without reference to California choice of law rules. Any dispute arising under, or relating to, this Agreement shall be resolved by a court located in the County of Los Angeles, State of California, which courts shall have exclusive jurisdiction over such disputes

IN WITNESS WHEREOF, this Consulting Agreement has been executed by the Company and Consultant as of the date first written above.

Consultant

_________________________
Mark Theriot

Company Material Technologies, Inc

___________________________
Robert M. Bernstein ,CEO